Exhibit 99.1
N e w s R e l e a s e Chesapeake Midstream Partners, L.P. P. O. Box 18355 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
SEPTEMBER 7, 2010

INVESTOR CONTACT:	MEDIA CONTACT:
DAVE SHIELS, CFO (405) 935-6224 dave.shiels@chk.com	JIM GIPSON (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL RESULTS
FOR THE 2010 SECOND QUARTER

Partnership Reports 2010 Second Quarter Net Income of $37 Million and
Adjusted Ebitda of $61 Million

Partnership Completes Initial Public Offering

OKLAHOMA CITY, OKLAHOMA, SEPTEMBER 7, 2010 – Chesapeake Midstream Partners, L.P. (NYSE: CHKM), a master limited partnership, today announced financial results for the 2010 second quarter.  Net income for the 2010 second quarter totaled $37.0 million, an increase of 6% over 2010 first quarter net income of $34.9 million.  The Partnership’s second quarter adjusted ebitda (defined on page 3 of this release) was $60.9 million and distributable cash flow (defined on page 3 of this release) was $42.9 million.

Total throughput for the 2010 second quarter was 147.8 billion cubic feet (bcf) of natural gas or 1,624 million cubic feet (mmcf) of natural gas per day, an increase of more than 6% over 2010 first quarter throughput of 1,530 mmcf per day.  The Partnership connected 96 new wells to its gathering systems during the 2010 second quarter and spent approximately $58 million on capital expenditures, including maintenance capital expenditures of $18 million.  Maintenance capital expenditures consist primarily of well-connect costs required to replace natural declines in gathering volumes.

Partnership Completes Initial Public Offering

Subsequent to the end of the 2010 second quarter, the Partnership completed its initial public offering of common units.  Common units held by public security holders represent approximately 17.7% of all outstanding limited partner units.  The Partnership received net offering proceeds on August 3, 2010 of $412.6 million and used $110.0 million to repay its outstanding credit facility balance and paid fees related to the amendment of its credit facility totaling $5.5 million.  The Partnership expects to use a substantial majority of the remaining net offering proceeds to fund future capital expenditures.  As of September 6, 2010 the Partnership had over $1 billion of liquidity (approximately $275 million of cash and $750 million of unused borrowing capacity) for future investment purposes.  The Partnership expects to declare and pay a prorated distribution following the quarter ending September 30, 2010, covering the period from the closing of its initial public offering through September 30, 2010.

Outlook for July 1, 2010 through June 30, 2011

As described in the Partnership’s prospectus dated July 28, 2010 and filed with the Securities and Exchange Commission on July 30, 2010, the Partnership expects revenues for the twelve months ended June 30, 2011 to be approximately $480 million, net income for the period to be approximately $200 million and adjusted ebitda to be approximately $300 million.  Distributable cash flow is estimated to be $225 million for the period.  These estimates include approximately $59 million of revenue related to the Barnett Shale minimum volume commitments.  The commitments are contractually calculated on an annual basis and are not recognized until the fourth quarter of each year.  Thus, no revenue related to these commitments has been recognized for the 2010 second quarter.  The implied minimum volume commitment shortfall related to the 2010 second quarter was approximately $14 million and would have impacted revenues, adjusted ebitda and adjusted distributable cash flow.

Management Comments

J. Mike Stice, Chesapeake Midstream Partners’ Chief Executive Officer, commented, “We are pleased to report operating results for the 2010 second quarter consistent with the expectations outlined to investors during our recent initial public offering.  Our fixed fee contractual structure is designed to produce predictable results as confirmed by today’s announcement.  We have multiple projects underway that we believe will continue to leverage the potential of our strong asset base and we look forward to the opportunity for a drop-down acquisition of midstream assets from Chesapeake Energy Corporation to further enhance our growth potential.”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday afternoon, September 8, 2010, at 2:00 p.m. EDT.  The telephone number to access the conference call is 719-325-4886 or toll-free 877-723-9502. The passcode for the call is 8709740.  We encourage those who would like to participate in the call to dial the access number between 1:50 and 2:00 p.m. EDT.  For those unable to participate in the conference call, a replay will be available for audio playback from 5:00 p.m. EDT on September 8, 2010 through 5:00 p.m. EDT on September 22, 2010.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 8709740.  The conference call will also be webcast live on the Internet and can be accessed by going to Chesapeake Midstream Partners' website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda and distributable cash flow.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda or distributable cash flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership defines distributable cash flow as adjusted ebitda attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the distributable cash flow the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio. Distributable cash flow is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to throughput volumes, revenues, net income, adjusted ebitda and distributable cash flow, as well as other statements concerning our business strategy and plans and objectives for future operations.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our prospectus dated July 28, 2010 and filed with the Securities Exchange Commission on July 30, 2010.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets. Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale and Mid-Continent regions of the U.S.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands)
(unaudited)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010

Revenues, including revenue from affiliates(1)	$101,239	$196,625

Operating Expenses
Operating expenses, including expenses from affiliates	32,385	63,078
Depreciation and amortization expense	23,442	45,392
General and administrative expense, including expenses from affiliates	7,946	15,196
(Gain) loss on sale of assets	(37)	(67)

Total operating expenses	63,736	123,599

Operating income	37,503	73,026

Other Income (Expense)
Interest expense	(526)	(1,137)
Other income	40	42

Income before income tax expense	37,017	71,931
Income tax expense	—	—

Net income	$37,017	$71,931

(1)
In the event either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale Region under applicable gas gathering agreements for any annual period through 2019, Chesapeake or Total, as applicable, will be obligated to pay the Partnership a fee equal to the Barnett Shale fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment in any year, the Partnership will recognize the associated revenue in the fourth quarter of that year.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of June 30, 2010	As of December 31, 2009
Assets

Total current assets	$37,734	$167,517

Property, plant and equipment
Gathering systems	2,098,336	2,013,347
Other fixed assets	35,645	34,130
Less: Accumulated depreciation	(313,002)	(271,062)

Total property, plant and equipment, net	1,820,979	1,776,415

Deferred loan costs, net	12,063	14,743

Total assets	$1,870,776	$1,958,675

Liabilities and Equity

Total current liabilities	$67,027	$118,098

Long-term liabilities
Revolving bank credit facility	111,300	44,100
Other liabilities	2,965	2,850

Total long-term liabilities	114,265	46,950

Equity
Members' equity	1,689,484	1,793,627

Total equity	1,689,484	1,793,627

Total liabilities and equity	$1,870,776	$1,958,675

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)

Six Months Ended June 30, 2010
Cash flows from operating activities
Net income	$71,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,392
Gain on sale of assets	(67)
Other non-cash items	(42)
Changes in assets and liabilities
Decrease in accounts receivable	130,888
Increase in other assets	(1,603)
Increase in accounts payable	6,310
Decrease in accrued liabilities	(55,400)

Net cash provided by operating activities	197,409

Cash flows from investing activities
Additions to property, plant and equipment	(97,448)
Proceeds from sale of assets	2,168

Net cash used in investing activities	(95,280)

Cash flows from financing activities
Proceeds from long-term debt borrowings	233,800
Payments on long-term debt borrowings	(166,600)
Distributions to members	(169,500)
Contribution from Predecessor	177

Net cash provided by (used in) financing activities	(102,123)

Net increase (decrease) in cash and cash equivalents	6

Cash and cash equivalents
Beginning of period	3

End of period	$9

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Twelve Months Ended June 30, 2011

Net income	$37,017	$71,931	$203,900

Adjust for:
Interest expense	526	1,137	3,800
Depreciation and amortization expense	23,442	45,392	92,500
(Gain) Loss on sale of assets	(37)	(67)	—

Adjusted EBITDA	$60,948	$118,393	$300,200

Cash provided by operating activities	$79,084	$197,409

Adjust for:
Changes in assets and liabilities	(17,716)	(80,195)
Maintenance capital expenditures	(17,500)	(35,000)
Other non-cash items	(946)	42

Distributable cash flow	42,922	82,256

Adjust for:
Implied minimum volume commitment	14,219	31,395

Adjusted distributable cash flow	$57,141	$113,651

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010

Barnett Shale
Wells connected during period	67	120
Throughput, mmcf per day	1,059	1,019
Approximate miles of pipe at end of period	700	700
Gas compression (horsepower) at end of period	136,565	136,565

Mid-Continent
Wells connected during period	29	60
Throughput, mmcf per day	565	558
Approximate miles of pipe at end of period	2,200	2,200
Gas compression (horsepower) at end of period	84,455	84,455

Total
Wells connected during period	96	180
Throughput, mmcf per day	1,624	1,577
Approximate miles of pipe at end of period	2,900	2,900
Gas compression (horsepower) at end of period	221,020	221,020